JOINT FILING AGREEMENT


     JOINT FILING AGREEMENT made as of this 28th day of January, 2005 by and among JACK D. SEIBALD ("J. Seibald"), STEPHANIE SEIBALD ("S. Seibald"), SDS PARTNERS I, LTD., a Florida limited partnership ("SDS"), BOXWOOD FLTD PARTNERS, a Delaware limited partnership ("Boxwood"), STEWART SPECTOR ("S. Spector"), BARBARA SPECTOR ("B. Spector") and KAREN DUBROWSKY IRA ("Dubrowsky").

     WHEREAS, J. Seibald, S. Seibald, SDS, Boxwood, S. Spector, B. Spector and Dubrowsky collectively beneficially own more than five (5%) percent of the issued and outstanding common stock, $.01 par value of DCAP Group, Inc., a Delaware corporation ("DCAP"); and

     WHEREAS, pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, the parties hereto are required to file a Schedule 13D with the Securities and Exchange Commission ("SEC").

     NOW, THEREFORE, the parties agree as follows:

     1. Seibald, S. Seibald, SDS, Boxwood, S. Spector, B. Spector and Dubrowsky hereby agree to jointly file a Schedule 13D with the SEC regarding the beneficial ownership of DCAP Common Stock and to file any and all amendments and supplements thereto.

     2.  This  Agreement   contains  the  entire  agreement  among  the  parties
concerning the subject matter hereof and may not be amended, modified or changed except pursuant to a written instrument signed by all parties.


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     IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

                                         /s/ Jack D. Seibald
                                         -------------------------
                                         Jack D. Seibald


                                         /s/ Stephanie Seibald
                                         -------------------------
                                         Stephanie Seibald


                                         SDS PARTNERS I, LTD.


                                         By: /s/ Stewart Spector
                                            ----------------------------
                                            Stewart Spector, General Partner


                                         By: /s/ Barbara Spector
                                            ----------------------------
                                            Barbara Spector, General Partner


                                         BOXWOOD FLTD PARTNERS


                                         By: /s/ Jack D. Seibald
                                            ----------------------------
                                            Jack D. Seibald, General Partner


                                         By: /s/ Stephanie Seibald
                                            ----------------------------
                                            Stephanie Seibald, General Partner


                                          /s/ Stewart Spector
                                         -------------------------
                                         Stewart Spector


                                          /s/ Barbara Spector
                                         -------------------------
                                         Barbara Spector


                                         KAREN DUBROWSKY IRA


                                         By: /s/ Karen Dubrowsky
                                            -----------------------------
                                            Karen Dubrowsky